NOTICE OF EXCHANGE

(To be Executed by the Registered Holder in Order to Exchange the Series O-1 Note and
Series O-1 Warrant for the Series O-2 Note and Series O-2 Warrant)

FROM: _________________________________________________________________________________(“Holder”)

RE:	Exchange of the Series O-1 Promissory Note (“Series O-1 Note”) and Series O-1 Common Stock Purchase Warrant (“Series O-1 Warrant”) issued by QuantumSphere, Inc. (“Company”) to Holder on May 28, 2015

The Holder hereby elects to exchange all outstanding principal and accrued interest represented by the Series O-1 Note for the securities comprising the Series O-2 round (i.e., Series O-2 Note and Series O-2 Warrant as set forth in Exhibit A attached hereto). The Holder acknowledges and agrees that (i) the exchange will occur on the date of the initial closing of the Series O-2 round, (ii) interest on the Series O-1 Note shall accrue through the date of the initial closing of the Series O-2 round, and (iii) the calculation of the amount of accrued interest on the Series O-1 Note will be provided to Holder in writing on or before the date of the initial closing of the Series O-2 round for purposes of determining the original principal amount of the Series O-2 Note and the number of shares underlying the Series O-2 Warrant.

For the avoidance of doubt, Holder will be required to (i) return the original Series O-1 Note for cancellation, and (ii) Series O-1 Common Stock Purchase Warrant for cancellation, each of which shall occur simultaneous with the issuance of the new Series O-2 Note and Series O-2 Warrant.

IN WITNESS WHEREOF, the Holder has executed this Notice of Exchange effective as fo the date set forth below.

By:	Date:

Name:

Title (if applicable):

IMPROVING CHEMICAL EFFICIENCIES WITH ADVANCED TECHNOLOGIES

2905 Tech Center Drive, Santa Ana, CA 92705 ● Ph: 714-545-6266 ● Fax: 714-545-6265 ● www.qsinano.com

EXHIBIT A

SERIES O-2 TERM SHEET

Borrower:	QuantumSphere, Inc., a Nevada corporation (“QSI” or the “Company”)

Lenders:	Accredited Investors only (collectively, “Lenders”)

Offering (Min/Max):	Minimum: One Million Dollars ($1,000,000) (“Minimum Offering”) Maximum: Three Million Dollars ($3,000,000) ( “Maximum Offering”)

Minimum Investment:	Twenty-Five Thousand Dollars ($25,000)

Form of Securities:	10% Subordinated Convertible Promissory Notes (“Notes”) with detachable common stock purchase warrants (“Warrants”).

Security:	The Notes shall be secured by all of the assets of QSI, including, without limitation, all tangible and intangible assets (collectively, the “Assets”). Novus Capital Group, LLC (“Novus”) is the Company’s senior secured lender as evidenced by that certain Loan and Security Agreement between Novus and QSI dated June 18, 2014. Lenders will receive a security interest (the “Security Interest”) in the Assets of QSI, junior, or subordinated, to the senior security interest of Novus, and pari passu to the convertible noteholders who collectively purchased $510,000 of convertible notes from QSI on May 28, 2015. The Security Interest in the Assets will be evidenced by a security agreement, and financing statement on Form UCC-1 filed with the Secretary of State of California.

Maturity:	The Maturity Date shall be the earlier of (i) one (1) year from the date of issuance of the Notes, or (ii) closing of an equity financing of Four Million Dollars ($4,000,000) or more (“Qualifying Equity Financing”).

Interest:	The Notes shall bear simple interest at the rate of 10% per annum. The default interest rate shall be eighteen percent (18%) per annum. All interest shall accrue and be payable at maturity in the form of either, (i) cash, in the event a Qualifying Equity Financing has not occurred prior to the one (1) year anniversary of the Notes, or (ii) common stock, if a Qualifying Equity Financing has occurred prior to the one (1) year anniversary of the Notes, with such conversion on the terms outlined herein.

Warrants:	Lenders shall be issued warrants to purchase common stock (“Warrants”) equal to100% of the face value of the Notes based upon an exercise price (the “Exercise Price”) of $3.00 per share. The Warrants shall be exercisable for a period of five (5) years. For illustration purposes only, assuming an investment of $150,000, and an Exercise Price of $3.00 per share, the Lender would receive a warrant to purchase 50,000 shares of common stock, exercisable at $3.00 per share for a period of five (5) years. The shares of common stock issued upon exercise of the Warrants shall be referred to as Registrable Securities herein.

IMPROVING CHEMICAL EFFICIENCIES WITH ADVANCED TECHNOLOGIES

2905 Tech Center Drive, Santa Ana, CA 92705 ● Ph: 714-545-6266 ● Fax: 714-545-6265 ● www.qsinano.com

Warrant - Call Provision	The Warrants may be called by the Company upon the common stock of the Company having an average closing bid price of $3.60 per share over ten (10) consecutive trading days. Upon the Company calling the Warrants, the Warrant holders shall have a period of thirty (30) days to exercise their respective Warrants. In the event the Warrants are not exercised, then in such event the Company may redeem the Warrants, in whole or in part, at a redemption price equal to $0.01 per share of common stock underlying the Warrants (the “Redemption”).

Conversion:	All outstanding principal and accrued interest under the Notes will be automatically converted into shares of common stock of the Company at the closing of a Qualifying Equity Offering based upon a conversion price of $1.60 per share. The outstanding principal and accrued interest may be voluntarily converted, at the sole discretion of the Lender, at any time prior to the close of the Qualifying Equity Offering, in whole or in part, at a conversion price of $1.60 per share as well. The shares of common stock issued upon conversion of the Notes shall be referred to as Registrable Securities herein.

Make Good Provision	In the event that, prior to the closing of a Qualifying Equity Financing, the Company elects to undertake another convertible debt financing on terms more favorable to the terms set forth herein, then the terms hereof shall be modified to reflect the more favorable convertible debt financing terms.

Use of Proceeds	The proceeds of the Offering shall be used to fund (i) capital expenditures relating to catalyst manufacturing equipment and ancillary equipment for existing reactors, (ii) production of additional QSI-Nano iron catalysts for follow-on commercial validations and potential purchase orders, and (iii) working capital for general corporate purposes.

Capital Structure:	As of the date of this Term Sheet, QSI has the following issued and outstanding shares of common stock: (i) 22,511,884 shares of common stock, $0.001 par value.

Piggyback Registration Rights:	Lenders will receive unlimited piggyback registration rights with respect to all equity securities issued in conjunction with (i) the conversion of the Notes (if applicable), and (ii) the exercise of Warrants. The foregoing securities are referred to herein as the “Registrable Securities.” With respect to any future registration statement, filed on Form S-1 or S-3 (collectively, the “Registration Statement”) with the Securities and Exchange Commission for the purpose of registering the Registrable Securities along with other securities of the Company in the future, the Company shall keep such Registration Statement effective for a period equal to the later of the following: (a) the sale of all shares of common stock issued upon the conversion of the Notes and (b) the sale of all shares issued upon exercise of the Warrants. The Company shall comply with all Federal and state laws or regulations necessary for the holders of Registrable Securities to effect a sale or disposition of Registrable Securities. The Company shall pay all expenses of registration. All selling expenses shall be borne exclusively by the holders of Registrable Securities.

IMPROVING CHEMICAL EFFICIENCIES WITH ADVANCED TECHNOLOGIES

2905 Tech Center Drive, Santa Ana, CA 92705 ● Ph: 714-545-6266 ● Fax: 714-545-6265 ● www.qsinano.com

Disclosure Documents:	The Company is utilizing the following public filings made with the SEC pursuant to its reporting obligations under the Securities Exchange Act of 1934, as amended, as its disclosure documents:

(i) Transition Report on Form 10-KT, as filed on September 26, 2014;

(ii) Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, as filed on November 14, 2014;

(iii) Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2014, as filed on February 17, 2015;

(iv) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, as filed on May 14, 2015; and

(v) Annual Report on Form 10-K for the annual period ended June 30, 2015, as filed on September 28, 2015.

Transaction Documents:

The following will comprise the transaction documents for the Offering:

(i) Term Sheet;

(ii) Note Purchase Agreement;

(iii) 10% Subordinated Convertible Promissory Note;

(iv) Security Agreement;

(v) Common Stock Purchase Warrant;

(vi) Intercreditor Agreement; and

(vii) Registration Rights Agreement.

Accredited Investors Only:	The Notes and Warrants may be purchased by accredited investors only as that term is defined in Rule 501 of Regulation D, promulgated under The Securities Act of 1933, as amended. All investors in the Offering will be required to make a written representation that they satisfy the accredited investor requirements set forth thereunder.

Governing Law:	The Notes and the Warrants will be governed by, and construed under, the laws of State of Nevada, without giving effect to applicable principles of conflict of laws, to the extent that the application of the laws of another jurisdiction would be required thereby.

Closings:

The Company may hold an initial closings upon achieving the Minimum Offering (“Initial Closing”), and follow-on closings at any time through November 13, 2015 (the “Final Closing”), subject to the Company’s right to extend the Offering for up to an additional thirty (30) days. The Company will maintain an escrow account for all subscriptions received in the Offering.

Confidentiality:

The investment by Lenders shall be held confidential by the Company at all times. The Company will not distribute or disclose the foregoing other than to its employees, officers, directors, legal advisors and auditors, as applicable, each of whom shall be subject to the foregoing terms of confidentiality. The Company will disclose the offering, or as may be required by state or Federal securities laws at Closing.

IMPROVING CHEMICAL EFFICIENCIES WITH ADVANCED TECHNOLOGIES

2905 Tech Center Drive, Santa Ana, CA 92705 ● Ph: 714-545-6266 ● Fax: 714-545-6265 ● www.qsinano.com